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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated May 21, 2003, relating to the financial statements and financial highlights which appear in the March 31, 2003 Annual Reports to Shareholders of Nuveen NWQ Multi-Cap Value, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights," "Independent Auditors, Custodian and Transfer Agent" and "Financial Statements" in such registration statement.


PricewaterhouseCoopers LLP



Chicago, Illinois
July 25, 2003